THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of April 3, 2023, among GBT Tokenize Corp, a Nevada limited liability company (the “Seller”) which is 50% owned by GBT Technologies, Inc., a Nevada corporation (“GBT”) and Trend Innovations Holding, Inc., a Nevada corporation (the "Buyer").

WHEREAS, the Seller has developed and continues to develop Avant-AI, a proprietary system and method which is a text-generation, deep learning self-training model that is working based on an innovative, unique concepts which learns on its own and constantly enhances its information database with the advantage of unsupervised learning capabilities as described in detail on Exhibit A attached hereto (the “System”);

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase and acquire all the System, which is all part of the Assets (as hereinafter defined) of the Seller including, without limitation, all intellectual property that qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereto hereby agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF ASSETS

1.1. PURCHASE AND SALE OF ASSETS. In accordance with the provisions of this Agreement, the Seller hereby sells, transfers, assigns and delivers free from all liens, charges and encumbrances to the Buyer, and the Buyer hereby purchases, acquires and accepts from the Seller, the right, title and interest in and to all the System and all intellectual property (the “Assets”), including, without limitation, the assets as described in Exhibit A, and the following assets:

(a)	the Assets as described on Exhibit A;

(b)	the source codes, the domain names and names and addresses of all registered users of such domain names and together with any other historical data owned or in the possession of the Seller, whether containing information concerning visitors to the domain names or otherwise, and all records relating thereto, and all records with respect to website development, content development, product development, costs, and all procedures, research and development files, data and other records listed; and
(c)

(d)	all computer software used by Seller.

1.2. EXCLUDED LIABILITIES.

(a)       Buyer is hereby acquiring the Assets, as such it is expressly agreed and understood that the Buyer shall not assume any liabilities. Without limitation of the foregoing, Buyer is not assuming any: (i) claims of patent infringement existing prior to and as of the date hereof (ii) liability for any Taxes (as defined herein), (iii) Employee Plans (as defined herein), (iv) liabilities or obligations incurred on behalf or owed to any employees of Seller, (v) liabilities or obligations of Seller for indebtedness to any of its shareholders or other equity owners or to any person associated therewith, (vi) except as otherwise specifically provided herein, liabilities or obligations of Seller for expenses with respect to this Agreement or any of the transactions contemplated hereunder including, without limitation, legal and accounting fees, (vii) liabilities or obligations incurred by Seller which violate or breach any representation, warranty, covenant or agreement of Seller included herein or made in connection herewith (viii) liabilities or obligations with respect to any and all outstanding accounts payable as of the date hereof (vii) or (ix) any other liabilities or obligations that are not Assumed Contracts (collectively, the liabilities not being assumed by the Buyer are referred to herein as "Excluded Liabilities"). All responsibility with respect to all liabilities of the Seller including, but not limited to, the Excluded Liabilities, shall remain with the Seller.

(b)       The Buyer shall not assume or be bound by any obligations or liabilities of the Seller or any affiliate of the Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising.

(c)       The Seller shall be solely (as between the Seller and the Buyer) responsible for and pay any and all debts, losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and fees of counsel and experts, as the same are incurred, of every kind or nature whatsoever(all the foregoing being a "Claim" or the "Claims"), made by or owed to any person to the extent any of the foregoing relates to (i) the assets of the Seller not transferred hereunder, or (ii) the operations and assets of the System arising in connection with or on the basis of events, acts, omissions, conditions, or any other state of facts occurring or existing prior to or on the date hereof (including, in each case, without limitation, any Claim relating to or associated with tax matters, any failure to comply with applicable law and/or permitting or licensing requirements and personal injury and property damage matters).

1.3. PURCHASE PRICE.

(a)	PAYMENT OF CONSIDERATION. The aggregate purchase price payable for the Assets consists of 26,000,000 Common Shares of Buyer with par value of $0.001 per (the “Consideration”), which Consideration will be delivered on the effective date.

(b)	Lock-Up. During the nine month period following the Closing (“Lock-Up Term”), without the prior approval of the Buyer, the Sellers shall not, and shall cause its affiliates not to, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer the Consideration or the shares of common stock issuable upon conversion of the Consideration (the “Buyer Stock”), or any equivalents, including, without limitation, any “short sale” or similar arrangement, or swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Consideration or the Buyer Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise, including, without limitation, any “short sale” or similar arrangement.

(c)	Effect of Failure to Obtain Nasdaq Listing During the Lock Up Term. If the Buyer is unable to up-list to Nasdaq either through a business combination or otherwise, upon expiration of the Lock Up Term, if requested by the Seller within three (3) business days of the expiration of the Lock-Up Term, the Buyer and the Seller shall take the following actions:

(d)	(i) the Seller shall return the Consideration to the Buyer;

(e)	(ii) the Buyer shall cancel the Consideration on the books and records of the Buyer;

(f)	(iii) the Buyer shall return the Stock to the Sellers;

(g)	(iv) the Buyer and the Seller shall enter into an agreement terminating this Agreement and all ancillary agreements providing that such agreements are void and of no further force and effect (except as may be specified therein) and setting forth the rights and obligations of the parties post-termination, if any;

(h)	(v) Each party shall be responsible for their own liabilities in connection with any unwinding under this section; and

(i)	(vi) the Buyer and the Seller shall deliver such other agreements, certificates, instruments and documents as may be reasonably necessary and shall cooperate in good faith with one another in order to unwind the transactions contemplated by this Agreement and any ancillary agreements; provided that each party shall, except as otherwise set forth herein, bear its own costs to unwind the transactions contemplated by this Agreement and the ancillary agreements (including, for the avoidance of doubt, with respect to any regulatory filings required to be made with any governmental body).

(b) TAXES. The Seller shall pay any and all municipal, county, state and federal sales and documentary transfer taxes, impositions, liens, leases, assessments and similar charges if any, incurred by the Buyer or the Seller in connection with the transaction contemplated by this Agreement. Each party shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.

1.4. CLOSING. The closing of the transactions contemplated hereunder (the "Closing") will take place on April 1, 2023 (the "Closing Date"), unless another date is agreed to in writing by the parties.

1.5 Tax Free Reorganization. The parties intend that the transaction under this Agreement qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

As used with respect to the Seller or the Buyer, as the case may be, the term "Material Adverse Effect" or "Material Adverse Change" means (i) any change, event, inaccuracy, violation, circumstance or effect, individually or in the aggregate, that has or is reasonably likely to have a material adverse effect on the business, assets (including intangible assets), operations, results of operations, properties or financial condition of the party and its subsidiaries taken as a whole, other than changes or effects (A) caused by changes in general economic or securities markets conditions, (B) that affect the business in which such party and its subsidiaries operate in general and that do not have a materially disproportionate effect on such party and its subsidiaries or (C) resulting from the announcement or proposed consummation of this Agreement and the transactions contemplated hereby (including any security holder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement).

2.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as set forth below.

(a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Seller (i) is a corporation duly organized, validly existing and in good standing (ii) has all requisite power and authority to (A) own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, (B) to enter into this Agreement, (C) to perform its obligations hereunder and thereunder, and (D) to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified and in good standing to do business and the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Seller. The Seller has delivered to the Buyer true and complete copies of the shareholder agreement as of the date hereof.

(b) AUTHORITY; NO CONSENTS. All necessary approvals and consents have been secured by the Seller in accordance with the Nevada General Corporation Law and the of the Seller. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller; and this Agreement when executed and delivered by the Seller will be, duly and validly executed and delivered by the Seller; and this Agreement is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, when executed and delivered by the Seller, will be a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors generally.

(c) Intentionally left blank.

(d) ABSENCE OF UNDISCLOSED LIABILITIES. As of the Closing Date (i) the Seller had no liability or obligation of any nature (whether known or unknown, matured or un-matured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")) which was not provided for or disclosed as of the Closing Date, and (ii) all liability reserves established by the Seller and set forth thereon were adequate for all such Liabilities at the respective dates thereof.

(e) ABSENCE OF CHANGES. Since inception, the Seller has been operated the Assets in the ordinary course (for Seller business with included designated Agent, Hippocrates platform and AI managing of E commerce), and there has not been:

(i) any adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs of the Seller

(ii) any damage, destruction or loss, whether or not covered by insurance, having or which are reasonably likely to result in a Material Adverse Effect;

(iii) any Liability in excess of $25,000 created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Seller, other than the license, sale or transfer of the Seller's products to customers in the ordinary course of business;

(iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by the Seller or any cancellation by the Seller of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Seller;

(v) the commencement of any litigation or other action by or against the Seller or any threat of commencement of any litigation or other action against the Seller; or

(vi) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Seller to take any of the actions specified in items (i) through (xviii) above.

(f) TAX MATTERS. The Seller and each other entity (if any) included in any consolidated or combined tax return in which the Seller has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local tax returns and tax reports required to be filed by them through the Closing Date (the "Seller Returns") with the appropriate governmental agencies in all jurisdictions in which Seller Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due (“Taxes”); (ii) have paid and shall timely pay all Taxes of the Seller required to have been paid by the Seller on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report.

As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

(g) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. The Seller has good and valid title to all assets, properties and interests in properties, real, personal or mixed, to be transferred pursuant to this Agreement. The assets, properties and interests in properties of the Seller are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Seller to be owned, leased or licensed by the Buyer at the Closing Date shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Buyer to carry on the business of the Seller as presently conducted by the Seller. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

(h)	Intentionally left blank.

(i) INTELLECTUAL PROPERTY. The Seller has good and valid title to, and owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, market, manufacture, license (or sublicense), deliver and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (collectively, the "Seller Rights").

(j) AGREEMENTS, ETC. The Seller is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal that has not been disclosed, relating to the Seller's rights in connection with the Assets.

For purposes of this Section 2.1(j), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Seller, or otherwise have an aggregate value, of at least $15,000. The Seller has furnished to the Buyer true and complete copies of all such agreements or electronic standardized versions of such agreements, and (x) each such agreement (A) is the legal, valid and binding obligation of the Seller and, to the best knowledge of the Seller, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors generally (B) is to the best of knowledge of Seller in full force and effect and (y) to the best knowledge of the Seller , the other party or parties thereto is or are not in material default thereunder.

(k) NO ASSETS DEFAULTS. The Seller has in all material respects performed all the obligations required to be performed by it to date in connection with the Assets, and is not in default or alleged to be in default under (i) its shareholder agreement or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which the Seller is a party or by which any of its properties, assets or rights are or may be bound or affected and, to the best knowledge of the Seller, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

(l) LITIGATION, ETC. In connection with the Assets, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the best knowledge of the Seller, threatened against the Seller, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Seller or (iii) disputes with customers or vendors. There are no Actions pending or, to the best knowledge of the Seller, threatened, with respect to (A) the current employment by, or association with, the Seller, or future employment by, or association with, the Buyer, of any of the present officers or employees of, or consultants to, the Seller (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted by the Seller or the Buyer, of any information, techniques or processes presently utilized or proposed to be utilized by the Seller, the Buyer or any of the Designated Persons, that the Seller, the Buyer or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Seller has delivered to the Buyer all material documents and correspondence relating to such matters.

(m) Intentionally Left Blank.

(n) BROKERS. The Seller has not, nor have any of its officers, security holders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

(o) RELATED TRANSACTIONS. No current or former officer or security holder of the Seller that is an affiliate of the Seller or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since the inception of the Seller, a party to any transaction with the Seller (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such officer or affiliated security holder of the Seller or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Seller (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Seller which relates to the business of, or should properly accrue to, the Seller.

(p) DISCLOSURE. Neither Section 2.1 of this Agreement nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to the Buyer by or on behalf of the Seller or any security holder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact internal to the business of the Seller known to the Seller that has not been disclosed to the Buyer in writing that (i) is reasonably likely to result in a Material Adverse Effect or (ii) adversely affects or could adversely affect the ability of the Seller to perform its or their respective obligations under this Agreement or the Related Agreements.

(q) KNOWLEDGE DEFINITION. As used in this Article 2, the term "best knowledge" and like phrases shall mean and include the knowledge, after due inquiry.

2.2. Intentionally left blank.

2.3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Seller as set forth below.

(a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Buyer has delivered to the Seller true and complete copies of the Charter and by-laws of the Buyer. The Buyer is qualified to do business and is in good standing in each in jurisdiction in which the nature of its business requires it to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.

(b) CAPITAL STOCK. The Buyer has provided to Seller a true and complete description of the authorized and outstanding shares of capital stock of the Buyer as of the Closing Date

(c) AUTHORITY. The execution, delivery and performance by the Buyer of this Agreement and each of the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement and each of the Related Agreements to which the Buyer is a party are valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors, generally.

(d) ABSENCE OF CHANGES. Since inception through the date hereof, there has not been any material adverse change in the business, properties, operations or condition (financial or otherwise) of the Buyer (a “Buyer Material Adverse Change”); provided, however, that a change in the market price or trading volume of the common stock of Buyer shall not be deemed, in and of itself, to constitute a Buyer Material Adverse Change.

(e) BROKERS. Neither the Buyer, nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

ARTICLE 3.

INTENTIONALLY LEFT BLANK

ARTICLE 4.

CONDUCT AND TRANSACTIONS PRIOR

TO CLOSING DATE

4.1. LEGAL CONDITIONS TO TRANSACTIONS. Each party hereto shall use its reasonable best efforts to comply promptly with all legal requirements that may be imposed on such party with respect to the transactions contemplated hereunder and will take all action necessary to cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the transactions contemplated hereunder. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other parties) in connection with the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

4.2. CONSENTS. Each party hereto shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby and to enable the Buyer to conduct and operate the business of the Seller as presently conducted and as proposed to be conducted.

4.3. EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties hereto shall use their reasonable best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article 6 as soon as reasonably practicable.

4.4. NOTICE OF BREACH. Within a reasonable time period following such event, each party hereto shall notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that would cause or result in a representation or warranty hereunder being untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

4.5. SUPPORT OF TRANSACTION BY OFFICERS, DIRECTORS AND SHAREHOLDERS. Each party hereto shall use its reasonable best efforts to cause all of its officers, directors and shareholders, as the case may be, to support the transactions contemplated hereunder and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

ARTICLE 5.

CONDITIONS PRECEDENT

5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party hereto to perform this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

(a) APPROVALS. The Buyer and the Seller and their respective subsidiaries shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state securities laws.

(c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereunder shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

(d) LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

5.2. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to perform this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer at the Closing:

(a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties of the Seller set forth in Section 2.1 hereof shall be true and correct as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and the Buyer shall have received a certificate signed on behalf of the Seller by the CEO of the Seller to such effect.

(b) PERFORMANCE OF OBLIGATIONS OF THE SELLER. The Seller shall have performed in all material respects the obligations required to be performed by each of them under this Agreement prior to or as of the Closing Date, and the Buyer shall have received a certificate signed by the CEO of the Seller to that effect.

(c) CONSENTS AND APPROVALS. Duly executed copies of all consents and approvals contemplated by this Agreement, in form and substance satisfactory to the Buyer, shall have been delivered by the Seller.

(d) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Seller of this Agreement and the consummation by the Seller and each of the Shareholders of the transactions contemplated hereby, shall have been delivered by the Seller.

5.3. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to perform this Agreement to which they are a party are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller:

(a) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer set forth in Section 2.3 hereof shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and the Seller shall have received a certificate signed on behalf of the Buyer by the Chief Executive Officer of the Buyer to such effect.

(b) PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects its obligations required to be performed by it under this Agreement prior to or as of the Closing Date and the Seller shall have received a certificate signed by the Chief Executive Officer of the Buyer to that effect.

(c) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby or thereby, shall have been delivered by the Buyer.

(e) PURCHASE PRICE. The delivery of the Consideration deliverable at the Closing Date in the manner and otherwise in accordance with Article 1 hereof, shall have been made by the Buyer.

ARTICLE 6.

ADDITIONAL AGREEMENTS

6.1. RESTRICTIONS ON TRANSFER.

(a) The Stock Consideration to be issued to the Seller at the Closing Date or thereafter shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.1, which conditions are intended to insure compliance with the provisions of the Securities Act. The Seller shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any transfer of the Stock Consideration beneficially owned by the Seller.

(b) Each certificate representing the Stock Consideration issued to the Seller and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

6.2. CONFIDENTIALITY. Each party hereto agrees that any information obtained by such party (the "Receiving Party") pursuant to or in connection with this Agreement and the transactions contemplated hereby and thereby which may be proprietary or otherwise confidential to any other party hereto (the "Disclosing Party") will not be disclosed by the Receiving Party without the prior written consent of the Disclosing Party. Each party further acknowledges and understands that any information obtained which may be considered "inside" non-public information will not be utilized by such party in connection with purchases and/or sales of the Forex’s shares of common stock except in compliance with applicable state and federal anti-fraud statutes.

ARTICLE 7.

INDEMNIFICATION

7.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a) "AFFILIATE" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

(b) "EVENT OF INDEMNIFICATION" shall mean the following:

(i) the untruth, inaccuracy or breach of any representation or warranty of the Seller (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.1 of this Agreement, any Exhibit or Schedule hereto or any other document delivered in connection herewith or therewith (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

(ii) intentionally left blank;

(iii) the breach of any agreement or covenant of the Seller contained in this Agreement , any Exhibit hereto or any other document delivered in connection herewith or therewith;

(iv) the untruth, inaccuracy or breach of any representation or warranty of the Buyer (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.3 of this Agreement, any Exhibit or Schedule hereto or any other document delivered in connection herewith (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty) or

(v) the breach of any agreement or covenant of the Buyer contained in this Agreement, any Exhibit hereto or any document delivered in connection herewith.

(c) "INDEMNIFIED PERSONS" shall mean and include (A) with respect to an Indemnification Event described in subsections 7.1(b)(i) and 7.1(b)(iii) hereof (each a “Seller Event of Indemnification”), the Buyer and its Affiliates, successors and assigns, and the officers, directors and agents of the Buyer (the “Buyer Indemnified Persons”), or (B) with respect to an Indemnification Event described in subsections 7.1(b)(iv) and 7.1(b)(v) hereof (each, a “Buyer Event of Indemnification”), the Seller and their respective Affiliates, successors and assigns, and the respective officers, directors and agents of each of the foregoing (the “Seller Indemnified Persons”).

(d) "INDEMNIFYING PERSONS" shall mean and include (A) with respect to an Indemnification Event described in subsections 7.1(b)(i) and 7.1(b)(iii) hereof, the Seller and their respective successors, assigns, heirs and legal representatives and estates, as the case may be (the “Seller Indemnifying Persons”), , and (B) with respect to an Indemnification Event described in subsections 7.1(b)(iv) and 7.1(b)(v) hereof, the Buyer and its successors and assigns (the “Buyer Indemnifying Persons”).

(e) "LOSSES" shall mean any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys', accountants' and experts' fees) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 7.2 hereof that shall not exceed the amount of any consideration actually paid by such Indemnifying Parties provided for hereunder.

7.2. INDEMNIFICATION GENERALLY. Subject to Section 7.6 hereof, (a) the Seller Indemnifying Persons shall severally but not jointly indemnify the Buyer Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Seller Event of Indemnification that occurs on or the Buyer Indemnified Persons become aware of prior to June 30, 2016, and (b) the Buyer Indemnifying Persons shall jointly and severally indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with a Buyer Event of Indemnification that occurs on or the Seller Indemnified Persons become aware of prior to June 30, 2016.

7.3. ASSERTION OF CLAIMS. No claim shall be brought under Section 7.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons, as applicable, (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or (b) written notice pursuant to Section 7.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice will not relieve the Indemnifying Persons from any liability that they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 7.2 hereof.

7.4. NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

(a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons, as applicable, of any Third-Party Claim that might give rise to any Loss by the Indemnified Persons, or any of them, stating the nature and basis of such Third-Party Claim, and the amount thereof, to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third-Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

(b) If the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Persons hereunder against any Losses that may result from such Third Party Claims, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnified Persons within twenty (20) calendar days of the receipt of notice of such Third Party Claim from the Indemnified Persons of its intention to do so. If the Indemnifying Person elects to assume and control the defense of any such Third Party Claim, the Indemnified Persons shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnified Persons, unless (i) the Indemnifying Person has agreed to pay such fees and expenses, or (ii) the Indemnified Persons has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnifying Person, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this Article 7 will be paid by the Indemnifying Person. Expenses of counsel to the Indemnified Persons shall be reimbursed on a current basis by the Indemnifying Person if there is no dispute as to the obligation of the Indemnifying Person to pay such amounts pursuant to this Article 7. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third-Party Claim as provided above, the Indemnified Persons shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Person. Similarly, in the event the Indemnified Persons is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Indemnifying Person shall cooperate with the Indemnified Persons in such defense and make available to it, at the Indemnifying Person's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Persons. No such Third-Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnified Persons) and for which the Indemnified Persons is released by the third party claimant and is totally indemnified by the Indemnifying Person, may be settled by the Indemnifying Person without the written consent of the Indemnified Persons. No Third-Party Claim which is being defended in good faith by the Indemnifying Person shall be settled by the Indemnified Persons without the written consent of the Indemnifying Person.

7.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 7.5, the respective representations and warranties of all parties shall survive the Closing Date until the applicable statute of limitation shall have expired (the “Survival Date”).

7.6. LIMITATION ON INDEMNIFICATION.

(i)       Anything to the contrary contained in this Article 7 notwithstanding, the Indemnifying Persons shall not be obligated to indemnify the Indemnified Persons pursuant to this Article 7 with respect to any Losses pursuant to Section 7.2 until the aggregate amount of such Losses exceeds fifty thousand dollars ($50,000) (the "Basket Amount"), whereupon the Indemnifying Persons shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount:

.

(ii)       Each Indemnifying Person’s liability for any Losses shall be limited to the amount of such Losses net of the difference between any insurance proceeds received by the Indemnified Person in respect thereof minus the amount of premiums paid for such insurance by the Indemnified Person.

(iii)       Notwithstanding any other provision of this Agreement, Losses related to the matters set forth in Section 2.2(a) and Losses attributable to fraud, the indemnities set forth in this Section 7 shall be the exclusive remedies of the Indemnified Persons for any misrepresentation or breach of any representation or warranty or covenant or agreement contained in this Agreement.

7.7. RIGHT OF SET-OFF. At its sole discretion and without limiting any other rights of the Buyer under this Agreement or at law or equity, the Buyer may satisfy any Losses for which it is to be indemnified by the Seller in this Agreement in whole or in part by offset against any funds, securities, or other property payable by the Buyer to the Seller and neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to them.

ARTICLE 8.

MISCELLANEOUS

8.1. EXPENSES. As used in this Agreement, "Transaction Costs" shall mean (a) with respect to the Buyer, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement and all other transactions provided for herein and therein, and (b) with respect to the Seller, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement and all other transactions provided for herein and therein, but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby.

8.2. ENTIRE AGREEMENT. This Agreement (including any Exhibits attached hereto), and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements or understandings, written or oral, among the parties with respect thereto.

8.3. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

8.4. PUBLIC ANNOUNCEMENTS. The parties hereto agree that, to the maximum extent feasible, but subject, in the case of the Forex, to its public disclosure and, as to all parties, other legal and regulatory obligations, they shall advise and confer with each other prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the transactions contemplated hereunder. However, all parties acknowledge that this Agreement and a description of the transaction described herein will be filed with the Securities and Exchange Commission as an exhibit to applicable annual, quarterly and/or quarterly reports.

8.5. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, with confirmation as provided above addressed as follows:

(a) if to the Buyer, to:

Trend Innovations Holding, Inc.

44A Gedimino Ave.,

Vilnius, Lithuania LT-01402

Attention: Natalija Tunevic, CEO

(b) if to the Seller, to:

GBT Technologies, Inc., and GBT Tokenize Corp c/o GBT Technologies, Inc

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

Attention: Mansour Khatib, GBT CEO, and/or Michael Murray GBT Tokenize CEO

(c) intentionally left blank.

(d) All such notices or communications shall be deemed to be received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

8.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

8.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

8.8. BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.9. PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

8.10. AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by (i) the Buyer and (ii) the Seller; provided, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

8.12. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

8.13. CONSENT TO JURISDICTION; WAIVERS. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of Nevada, Clark County, and (b) the United States District Court for the Central District of Nevada, for the purposes of any Action (as defined below) arising out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Central District of Nevada or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of Nevada, Clark County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.5 shall be effective service of process for any Action in Nevada with respect to any matters to which it has submitted to jurisdiction in this Section 8.13. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby in (i) the Supreme Court of the State of Nevada, Clark County, or (ii) the United States District Court for the Central District of Nevada, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. For purposes of this Agreement, "Action" means any claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any nongovernmental arbitration, mediation or other non-judicial dispute resolution body.

8.14. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

SELLER

GBT TOKENIZE CORP

By: ___________________

Name: Michael D. Murray

Title: CEO

TREND INNOVATIONS HOLDING, INC.

By: ___________________

Name: Natalija Tunevic

Title: CEO

ACKNOWLEDGED AND AGEED:

GBT TECHNOLOGIES, INC.

By: ___________________

Name: Mansour Khatib

Title: CEO

Exhibit A – Assets

Domain names:

https://www.avant-ai.net/ - Serving as Avant Information agent and GBT information agent.

https://www.hmd.care - Serve as application of Avant – Ai based medical advisor.

Smartphone application:

Working under Avant! Ai– Android and iPhone.

White Paper.